Exhibit 99.1

Avinger Announces $5 Million Registered Direct and Private Placement Offerings, Priced At-the-Market Under Nasdaq Rules

Redwood City, Calif., August 4, 2022 - Avinger, Inc. (Nasdaq: AVGR), a commercial-stage medical device company developing and marketing the first and only intravascular image-guided, catheter-based systems for diagnosis and treatment of vascular disease, today announced that it has entered into a definitive agreement with a single, healthcare-focused institutional investor for the sale and issuance of 1,484,019 shares of the Company’s common stock (or pre-funded warrants in lieu thereof), in a registered direct offering priced at-the-market under Nasdaq rules. Concurrently with the registered direct offering, the Company entered into a definitive agreement with the investor in the registered direct offering for the sale and issuance of 1,369,864 shares of common stock (or pre-funded warrants in lieu thereof) in a private placement priced at-the-market under Nasdaq rules. The purchase price for one share of common stock (or pre-funded warrant in lieu thereof) and the associated preferred investment options is $1.752.

In addition, the Company has agreed to issue to the investor in the offerings unregistered series A preferred investment options to purchase up to 2,853,883 additional shares of the Company’s common stock and series B preferred investment options to purchase up to 2,853,883 additional shares of the Company’s common stock (collectively, the “preferred investment options”). The Series A preferred investment options have an exercise price of $1.502 per share, will be immediately exercisable, and will expire five and one-half years from the date of issuance and the Series B preferred investment options have an exercise price of $1.502 per share, will be immediately exercisable, and will expire two years from the date of issuance.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offerings.

The gross proceeds to Avinger from the offerings are expected to be approximately $5 million, before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offerings primarily for working capital and general corporate purposes, which may include research and development of the Company’s Lumivascular platform products, preclinical and clinical trials and studies, regulatory submissions, expansion of sales and marketing organizations and efforts, intellectual property protection and enforcement and capital expenditures. The Company has not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. The Company may use a portion of the net proceeds to acquire complementary products, technologies or businesses or to repay principal on debt; however, the Company currently has no binding agreements or commitments to complete any such transactions or to make any such principal repayments from the proceeds of the offerings, although the Company does look for such acquisition opportunities. Accordingly, the Company’s management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

The closing of the offerings is expected to occur on or about August 8, 2022, subject to the satisfaction of customary closing conditions.

The shares of common stock, pre-funded warrants and shares of common stock underlying the pre-funded warrants (but excluding the shares of common stock and pre-funded warrants to be issued in the private placement and the preferred investment options and the shares of common stock underlying the preferred investment options) being offered by the Company in the registered direct offering are being offered pursuant to a "shelf" registration statement on Form S-3 (File No. 333-263922) previously filed with the Securities and Exchange Commission (the "SEC") on March 29, 2022, and declared effective by the SEC on April 7, 2022. The offering of the common stock and pre-funded warrants in the registered direct offering is made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov. and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The securities offered pursuant to the private placement, as well as the preferred investment options being issued to investors in the registered directed offering and the shares of common stock issuable thereunder, are being offered in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, those securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under a registration rights agreement with the investors, the Company has agreed to file a registration statement with the SEC covering the resale of the securities to be issued in the private placement and the shares of common stock underlying the preferred investment options to be issued in both offerings.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first and only image-guided, catheter-based system for the diagnosis and treatment of patients with Peripheral Artery Disease (PAD). PAD is estimated to affect over 12 million people in the U.S. and over 200 million worldwide. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot and TigereyeTM family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

Follow Avinger on Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the satisfaction of the customary conditions to the closing of the registered direct offering and the private placement, the consummation of the offerings; our intended use of proceeds from the offerings, our future performance, patient and physician benefits of our products, the impacts of our products on the treatment of vascular disease, improvement of capacity constraints at hospitals, expansion of our catheter solutions, our ability to successfully develop new products, including products relating to the treatment of CAD, the timing of the development of new products, the impact of products developed for the treatment of CAD on our business and results of operations, and the timing of submission and approval of 510(k) applications for two new catheters in our peripheral product portfolio. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market and other conditions; our dependency on a limited number of products; the resource requirements related to Pantheris, Tigereye and our Lightbox imaging console; the outcome of clinical trial results; the adoption of our products by physicians; our ability obtain regulatory approvals for our products; as well as the other risks described in the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2021 and our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2022. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward- looking statements, except as required by law.

Investor Contact:

ir@avinger.com

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com

Public Relations Contact:

Phil Preuss

Chief Marketing Officer

Avinger, Inc.

(650) 241-7942

pr@avinger.com